Exhibit (a)(8)

                    MUNIYIELD NEW JERSEY INSURED FUND, INC.

           Articles of Amendment to Articles Supplementary creating
                        Auction Market Preferred Stock


           MUNIYIELD NEW JERSEY INSURED FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the Maryland State Department of Assessments and Taxation that:

           FIRST: The Articles Supplementary, filed on November 24, 1992, and the Articles Supplementary, filed on December 1, 1994, each creating 1,120 shares of Auction Market Preferred Stock of the Corporation (collectively, the "Articles Supplementary"), are hereby amended by these Articles of Amendment as follows:

           In the section entitled "DESIGNATION" in the Articles
Supplementary, strike out the phrase "Auction Market Preferred Stock" and insert in lieu thereof the phrase "Auction Market Preferred Stock, Series A" in all instances where it appears in that paragraph.

           SECOND: Pursuant to ss.2-605(2) of the General Maryland Corporation Law, the amendment of the Articles Supplementary, as hereinabove set forth, has been duly advised, approved, and adopted by a majority of the entire Board of Directors of the Corporation.

           THIRD:   Except as amended, hereby, the Articles Supplementary shall remain in full force and effect.

           FOURTH:   The authorized capital stock of the Corporation has not
been increased by these Articles of Amendment.

           FIFTH:   These Articles of Amendment shall be effective immediately upon the acceptance for recording or filing by the Maryland State Department of Assessments and Taxation.

           IN WITNESS WHEREOF, MUNIYIELD NEW JERSEY INSURED FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, and attested by its Secretary, on the 9th day of July, 2004.

                                            MUNIYIELD NEW JERSEY INSURED FUND,
                                            INC.



                                            By:   /s/ Donald C. Burke
                                                -------------------------------
                                                 Name:   Donald C. Burke
                                                 Title:  Vice President

Attest:


/s/ Phillip S. Gillespie
-------------------------------------
Name:   Phillip S. Gillespie
Title:  Secretary


           THE UNDERSIGNED, Vice President of MUNIYIELD NEW JERSEY INSURED FUND, INC. (the "Corporation"), who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, further certifies that, to the best of his knowledge, information and belief, these matters and facts contained herein are true in all material respects and that this statement is made under the penalties for perjury.





                                            By: /s/ Donald C. Burke
                                                -------------------------------
                                                 Name:  Donald C. Burke
                                                 Title: Vice President







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